UNITED STATES
           SECURITIES AND EXCHANGE COMMISSION
               Washington, DC  20549


                        FORM 8-K

                    CURRENT REPORT
           Pursuant to Section 13 or 15(d) of the
             Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  April 22, 2009


                 ORBIT E-COMMERCE, INC.
   (Exact name of registrant as specified in its charter)

             Commission file number 001-03323


Nevada                                                  91-1978600
(State or other jurisdiction                      (I.R.S. Employer
of incorporation)                              Identification No.)


14845 Yonge Street
Aurora, Ontario, Canada                                    L4G 6H8
(Address of principal                                   (Zip Code)
executive offices)


Registrant's telephone number, including area code: (905) 751-1499

                       Not applicable
  (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425
        under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12
        under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of
        Directors; Appointment of Certain Officers; Compensatory
          Arrangements of Certain Officers.

     On April 22, 2009, Douglas C. Lloyd, President and Chief Executive
Officer of Orbit E-Commerce, Inc. (the "Company"), submitted his resignation as a director and from all positions as an officer of the Company effective
immediately.   On that same date, the remaining Board member, A. George
Dragone, resolved not to fill the vacancy on the Board at this time by reason of Mr. Lloyd's resignation, and elected Mr. Dragone as the Company's President, Chief Executive Officer, Secretary and Treasurer.

     Mr. Dragone, age 74, has been Chairman and President of Jetcom Inc.
since June 2002. Jetcom Inc., which is listed on the TSX Venture Exchange, is a holding company with a proposed transaction for uranium exploration
properties through its wholly owned subsidiary Yellowcake Resources Inc.   Mr.
Dragone has been a director of the Company since April 9, 2009.

     There have not been any past transactions, nor are there any currently proposed transactions, between the Company or any of its subsidiaries, on the one hand, and Mr. Dragone, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ORBIT E-COMMERCE, INC.
                                   (Registrant)


Dated: April 24, 2009               By: /s/ A. George Dragone
                                    Name:   A. George Dragone
                                    Title:  President and
                                            Chief Executive Officer